UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2015

TIER REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices) (Zip Code)

(972) 483-2400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

TIER REIT, Inc. (NYSE: TIER) (“TIER REIT” or the “Company”) announced today the final results of its modified “Dutch Auction” tender offer to purchase for cash up to $50,000,000 in value of shares of its common stock, par value $0.0001 per share (the “Common Stock”) from its stockholders, which expired at 11:59 p.m., New York City time, on August 19, 2015. TIER REIT announced that it was pleased to process the full amount of the tender offer as initially contemplated, subject to the proration described below, and meet the properly tendered requests submitted by tendering stockholders. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as the dealer managers for the tender offer.

Based on the final count by Computershare Trust Company, N.A., the paying agent and depositary for the tender offer, a total of 10,550,151 shares of Common Stock were properly tendered and not properly withdrawn at the final purchase price of $19.00 per share. Based on this final count, the 10,550,151 shares of Common Stock properly tendered and not properly withdrawn at the final purchase price of $19.00 per share represent approximately 21.1% of the Company’s currently issued and outstanding shares of Common Stock.

In accordance with the terms and conditions of the tender offer, and based on the final count by the paying agent and depositary, TIER REIT will accept for purchase 2,631,579 shares of Common Stock properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $19.00 per share, for an aggregate cost of approximately $50 million, excluding fees and expenses relating to the tender offer.

Payment for the shares of Common Stock accepted for purchase under the tender offer will occur promptly, in accordance with applicable law.

Based on this final count, the 2,631,579 shares of Common Stock to be accepted for purchase in the tender offer represent approximately 5.3% of TIER REIT’s currently issued and outstanding shares of Common Stock. Based on these final numbers, TIER REIT anticipates that, following settlement of the tender offer, it will have approximately 47,433,488 shares of Common Stock outstanding.

Due to the oversubscription of the tender offer, based on the final count described above, TIER REIT will accept for purchase on a pro rata basis approximately 21.3% of the shares of Common Stock properly tendered and not properly withdrawn at the purchase price of $19.00 per share by each tendering stockholder (other than “odd lot” holders, whose shares of Common Stock will be purchased on a priority basis).

The press release announcing the final results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                                                                        Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: August 26, 2015	By:	/s/ Telisa Webb Schelin
	Name:	Telisa Webb Schelin
	Title:	Chief Legal Officer, Executive Vice President
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 26, 2015.